EXHIBIT 99.1

For Further Information:

Asconi Corporation (Pink Sheets: ASCD.PK)

2200 Winter Springs Blvd.

Suite 106-330

Oviedo, Fl 32765

(407) 679-9463

For Immediate Release:

March 28, 2006

Asconi Corporation Announces Board and Stockholder Approval of Reverse Stock Split

ORLANDO, Fla., March 28, 2006 /Businesswire/ — Asconi Corporation (Pink Sheets: ASCD.PK), an Eastern European producer of wines and spirits, announced today that its Board of Directors, and stockholders owning a majority of its voting stock, have approved a 1-for-30 reverse stock split (the “Reverse Stock Split”) of its Common Stock. If the transaction is consummated, Asconi expects to have less than 300 stockholders of record, which would enable Asconi to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended, and become a non-reporting company. As a result, Asconi would no longer be required to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”). Upon careful consideration of the costs, administrative burdens and competitive disadvantages associated with being an SEC reporting company, Asconi’s Board of Directors believes it to be advisable and in the best interests of Asconi and its stockholders to change its status to a non-reporting company.

Asconi has also filed today a Schedule 14C Preliminary Information Statement and a Schedule 13E-3 Transaction Statement with the SEC describing the Reverse Stock Split in detail. Following any review by the SEC, Asconi plans to disseminate a Definitive Information Statement to its stockholders and amend its Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State. Asconi is unable to determine the exact effective date of the Reverse Stock Split at this time. The Company’s Board of Directors, in its sole discretion, reserves the right to abandon the Reverse Stock Split prior to its effective date, if it determines that abandoning the Reverse Stock Split is in the best interests of the Company.

Following the Reverse Stock Split, Asconi anticipates that its shares of Common Stock will continue to be traded on the Pink Sheets Electric Quotation Service under the current symbol “ASCD.PK”, but can make no assurances that any broker will make a market in Asconi’s Common Stock.

On the effective date of the Amendment, stockholders holding fewer than thirty (30) shares immediately prior to the effectiveness of the Amendment, and stockholders holding a number of shares not evenly divisible by thirty (30), will receive a cash payment in the amount of $1.00 per pre-split share, in lieu of a fraction of a share of new Common Stock that would otherwise be issued following the Reverse Stock Split.

All stockholders are urged to read the Preliminary Information Statement and Schedule 13E-3 and any other relevant documents filed with the SEC, since they will contain important information about the proposed transaction. Stockholders may obtain the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, stockholders may obtain documents filed with the SEC by Asconi free of charge by requesting them in writing from Asconi Corporation, 2200 Winter Springs Blvd., Suite 106-330, Oviedo, Fl 32765, or by telephone at (407) 679-9463. Asconi will also mail a copy of the Definitive Information Statement to its stockholders.

About Asconi Corporation

Asconi Corporation (Pink Sheets: ASCD.PK) is a producer and distributor of wines and spirits in Eastern Europe. For more information, please visit http://www.asconi.com.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here, however, readers should review carefully reports of documents the Company files periodically with the SEC.